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                                                                  EXHIBIT 10(X)

                         FIRST CHICAGO NBD CORPORATION
                              DIRECTOR STOCK PLAN

1. PURPOSE OF THE PLAN

  The purpose of the First Chicago NBD Corporation Director Stock Plan is to promote the long-term growth of First Chicago NBD Corporation by increasing the proprietary interest of non-employee directors in First Chicago NBD Corporation and to attract and retain highly qualified and capable directors.

2. DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

    (a) "Annual Retainer" means the annual cash retainer fee payable during the Plan Year by the Corporation or any subsidiary or affiliate of the Corporation to a Director for services as a Director of the Corporation or any subsidiary or affiliate. To the extent a Director is also entitled to an additional retainer as a result of being the chairperson of a committee of the Board, Annual Retainer will also include such additional annual cash retainer.

    (b) "Award" means an award granted to a Director under the Plan in the form of Options, Shares, or Stock Units or any combination thereof.

    (c) "Award Grant Date" means the date upon which an Award is granted to the Director.

    (d) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

    (e) "Board" means the Board of Directors of First Chicago NBD
  Corporation.

    (f) "Change of Control" means a change of control as defined in the First Chicago NBD Corporation Stock Performance Plan or any successor thereto.

    (g) "Committee" means the Organization, Compensation and Nominating Committee of the Board or such other Committee of the Board as may be designated by the Board from time to time to administer the Plan.

    (h) "Corporation" means First Chicago NBD Corporation, a Delaware
  Corporation.

    (i) "Director" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation. Director shall also include a director of any subsidiary or affiliate of the Corporation who is not an employee of the Corporation or a subsidiary or affiliate of the Corporation provided that the Board has approved adoption of the Plan by the subsidiary or affiliate.

    (j) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded.

    (k) "Option" means an option to purchase Shares awarded under Section 9 which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

    (l) "Optionee" means a Director of the Corporation to whom an Option has been granted or, in the event of such Director's death prior to the expiration of an Option, such Director's executor, administrator, beneficiary or similar person.

    (m) "Plan" means the First Chicago NBD Corporation Director Stock Plan, as amended and restated from time to time.

    (n) "Plan Year" means the twelve month period from April 1 to March 31.

    (o) "Share" means a share of common stock, $1.00 par value per share, of the Corporation.

    (p) "Stock Unit" means the right to receive a Share on a date elected by the Director pursuant to rules established by the Committee along with such dividend or dividend equivalent rights as may be permitted hereunder.

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3. ELIGIBILITY

  Directors shall be eligible to participate in the Plan in accordance with Sections 7, 8 and 9.

4. PLAN ADMINISTRATION

  (a) Administrator of Plan. The Plan shall be administered by the Committee.

  (b) Authority of Committee. The Committee shall have full power and authority to (i) interpret and construe the Plan and Award Summaries and adopt such rules as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

  (c) Determinations of Committee. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

  (d) Effect of Committee Determinations. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision made or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

5. SHARES SUBJECT TO THE PLAN

  Subject to adjustments as provided in Section 14, the aggregate number of Shares which may be issued pursuant to Awards shall not exceed 1,000,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares to pay all or a portion of the exercise price of such Option, then such Shares shall again be available for issuance under the Plan.

6. AWARDS UNDER THE PLAN

  Awards in the form of Shares shall be granted to Directors in accordance with Section 7. Awards in the form of Options, Shares or Stock Units, or a combination thereof, may be granted to Directors in accordance with Section 8. Awards in the form of Stock Units may be granted to Directors in accordance with Section 9. Each Award granted under Section 8 and Section 9 shall be evidenced by an Award Summary. Delivery of an Award Summary shall constitute an agreement, subject to Section 3 and Section 11, between the Corporation and the Director as to the terms and conditions of the Award.

7. ANNUAL STOCK RETAINER

  Each Director shall be granted Shares, subject to the following terms and conditions:

    (a) Time of Grant. Each Director shall be granted, as of the date of each annual meeting of stockholders of the Corporation (except in 1996, as of August 1, 1996) the Director's annual stock retainer. In the case of a Director who is appointed to the Board on a date during the Plan Year which follows the date of an annual meeting of stockholders, the Director shall be granted, as of the date such Director is first appointed to the Board, the Director's annual stock retainer, as prorated in the manner described below.

    (b) Number of Shares. The number of Shares granted pursuant to this Section shall be the number of whole Shares equal to (i) one-half of the Annual Retainer (without taking into consideration any chairperson retainer) divided by (ii) the Fair Market Value per Share on the Award Grant Date (increased to the next whole share in case of any fractional share). In the case of a Director who is appointed to the Board on a date during the Plan Year which follows the date of an annual meeting of stockholders, the number of Shares granted pursuant to this Section for such Director shall be calculated in the manner described in the previous sentence, except that (i) the Fair Market Value per Share shall be determined as of the date the Director is appointed to the Board, and (ii) the number of Shares granted shall be prorated

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  based upon the number of calendar months during which such Director will serve on the Board prior to the beginning of the next Plan Year. (Any part of a calendar month will count as a whole month for purposes of these calculations.)

8. ELECTIVE OPTIONS, SHARES AND STOCK UNITS

  Each Director shall be granted Options, Shares or Stock Units, or a combination thereof, subject to the following terms and conditions:

    (a) Time of Grant. As of the date of each annual meeting of stockholders of the Corporation (except in 1996, as of August 1, 1996), an Award, shall be granted to each Director who, at least six months prior thereto, files with the Committee or its designee a written election to receive such Award, or a combination thereof, in lieu of all or a portion of such Director's Annual Retainer. Each Director's election shall remain in effect and be applicable with respect to subsequent years' Annual Retainers unless the Director files a revised election pursuant to the first sentence of this Section 8(a). In the event a Director does not file a written election in accordance with the first sentence by reason of becoming a Director after the date which is six months prior to the annual meeting of stockholders of the Corporation in any year, an Award, shall be granted to such Director pursuant to rules established by the Committee on the first day (the "Effective Date") which is six months after the date such Director files with the Committee or its designee a written election to receive such Award, in lieu of all or a portion of such Director's Annual Retainer; provided, however, that such election may apply only to the portion of such Director's Annual Retainer multiplied by a fraction, the numerator of which is the number of months from and including the Effective Date to and including the end of such Plan Year and the denominator of which is 12. An election pursuant to the first sentence of this Section 8(a) may be revoked or changed only on or prior to the date which is six months prior to the annual meeting of stockholders of the Corporation. An election pursuant to the third sentence of this Section 8(a) shall be irrevocable with respect to the Director's Annual Retainer paid during the Director's first Plan Year.

    (b) Number of Shares. The number of Shares granted pursuant to Section 8(a) shall be the number of whole Shares (increased to the next highest whole Share in case of any fractional Share) equal to (i) the portion of the Annual Retainer which the Director has elected pursuant to Section 8(a) to be payable in Shares, divided by (ii) the Fair Market Value per Share on the Award Grant Date.

    (c) Number and Purchase Price of Options. The number of Shares subject to an Option granted pursuant to Section 8(a) shall be the number of Shares equal to the product of three (3) times the number of Shares the Director would have received had the Director elected to receive Shares under
  Section 8(b) rather than Options under this Section 8(c). The purchase price per Share under each Option granted shall be 100% of the Fair Market Value per Share on the Award Grant Date.

    (d) Exercise of Options. Each Option shall be fully exercisable on and after that date which is six months after the Award Grant Date and, subject to Section 11, shall not be exercisable prior to such date. An Option may be exercised until the date which is ten years after the Award Grant Date of such Option. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

    Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by submitting acceptable proof to the Committee of the ownership of Shares which have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by submitting proof of acceptable ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which proof of ownership is submitted. The value of owned Shares for which proof of ownership is submitted in full or partial payment for the Shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

    (e) Number of Stock Units. The number of Stock Units granted pursuant to
  Section 8(a) shall be the number of Stock Units equal to (i) the portion of the Annual Retainer which the Director has elected pursuant to Section 8(a) to be payable in Stock Units, divided by (ii) the Fair Market Value per Share on the Award Grant Date. A Director who has been awarded Stock Units shall be credited while such Stock Units remain outstanding with additional Stock Units equal to (1) the product of (i) the cash dividend per Share declared after the Stock Units are awarded and (ii) the number of Stock Units credited to the Director divided by (2) the Fair Market Value of a Share on the date the dividend is paid. Such additional Stock Units shall be issued as Shares at the same time and in the same manner as the underlying Stock Units to which they are attributable.


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    (f) Distribution of Stock Units. Upon the date elected by the Director, the Director will receive one Share for each Stock Unit including any fraction thereof. In the event of a Director's death prior to the issuance of Shares attributable to Stock Units, Shares attributable to such Director's Stock Units shall become immediately distributable to such Director's executor, administrator, beneficiary or similar person.

9. AWARD OF STOCK UNITS BASED UPON VALUE OF TERMINATED DIRECTOR RETIREMENT PLAN BENEFITS AND PRIOR DIRECTOR DEFERRALS

  (a) Terminated Retirement Plan Benefits. Pursuant to rules established by the Committee, a Director who participated in either the NBD Bancorp, Inc. Non-Employee Director Retirement Plan or the First Chicago Corporation Director Retirement Income Plan ("Retirement Plans"), both of which were terminated effective January 31, 1996, may elect pursuant to a six-month irrevocable election to receive all or a portion of the Director's benefit under the Retirement Plans in Stock Units payable in Shares upon the such Director's retirement from the Board. The number of Stock Units awarded pursuant to this
Section 9(a) shall be determined consistent with Section 8(e).

  (b) Prior Director Deferrals of NBD Bancorp, Inc. Directors. Pursuant to rules established by the Committee, a Director who deferred annual retainers under the NBD Bancorp, Inc. Plan for Deferring the Payment of Directors' Fees may elect pursuant to a six-month irrevocable election to receive all or a portion of the Director's benefits under such plan in Stock Units payable in Shares pursuant to the election filed by the Director under such plan. The number of Stock Units awarded pursuant to this Section 9(b) shall be determined consistent with Section 8(e).

  (c) Prior Director Deferrals of First Chicago Corporation Directors. Pursuant to rules established by the Committee, each Director who deferred annual retainers under the First Chicago Corporation Compensation Agreement and The First National Bank of Chicago Compensation Agreement ("Agreements") may elect pursuant to a six-month irrevocable election to have the value of the deferred retainers under the Agreements as of a date determined by the Committee awarded in Stock Units payable in Shares at the time elected by such Directors under the Agreements. The number of Stock Units awarded pursuant to this Section 9(c) shall be determined consistent with Section 8(e).

10. ISSUANCE OF SHARES

  Upon an Award of Shares to a Director pursuant to this Plan, the Shares shall be credited to a book entry account in the name of the Director at a trust company designated by the Committee, whereupon the Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

11. NON-TRANSFERABILITY OF OPTIONS AND STOCK UNITS

  All Options and Stock Units granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable in accordance with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, then each Option shall be transferable to the extent set forth under the terms of each Award, as determined by the Committee. In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

12. CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, any and all outstanding Options shall become immediately exercisable and all Stock Units shall become distributable in Shares.

13. AMENDMENT AND TERMINATION

  The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, than no action authorized by this Section shall adversely change the terms and conditions of an outstanding Option or Stock Unit without the Optionee's consent and, subject to Section 14, the number of Shares subject to an Option granted under Section 8, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, and shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

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14. RECAPITALIZATION

  The aggregate number of shares of Common Stock as to which Awards may be granted to Directors, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional Shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Directors in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

15. GOVERNING LAW

  To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

16. SAVINGS CLAUSE

  This Plan is intended to comply in all aspects with applicable law and regulation, including, Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

17. EFFECTIVE DATE AND TERM

  The effective date of this Plan is January 2, 1996, subject to its approval by the stockholders of the Corporation at the annual meeting to be held on May 10, 1996, or any adjournment thereof. The Plan shall remain in effect until terminated by the Board.

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